Exhibit 21

BLACK HILLS CORPORATION
SUBSIDIARIES

December 31, 2009

Black Hills Cabresto Pipeline, LLC, a Delaware limited liability company

Black Hills Colorado IPP, LLC, a South Dakota limited liability company

Black Hills Electric Generation, LLC, a South Dakota limited liability company

Black Hills Energy Resources, Inc., a South Dakota corporation

Black Hills Exploration and Production, Inc., a Wyoming corporation

Black Hills Gas Holdings Corp., a Colorado corporation

Black Hills Gas Resources, Inc., a Colorado corporation

Black Hills Idaho Operations, LLC, a Delaware limited liability company

Black Hills Midstream, LLC, a South Dakota limited liability company

Black Hills Non-regulated Holdings, LLC, a South Dakota limited liability company

Black Hills Ontario, LLC, a Delaware limited liability company

Black Hills Plateau Production, LLC, a Delaware limited liability company

Black Hills Power, Inc., a South Dakota corporation

Black Hills Service Company, LLC, a South Dakota limited liability company

Black Hills Utility Holdings, Inc., a South Dakota corporation

Black Hills Wyoming, LLC, a Wyoming limited liability company

Black Hills/Colorado Electric Utility Company, LP, a Delaware limited partnership

Black Hills/Colorado Gas Utility Company, LP, a Delaware limited partnership

Black Hills/Colorado Utility Company II, LLC, a Colorado limited liability company

Black Hills/Colorado Utility Company, LLC, a Colorado limited liability company

Black Hills/Iowa Gas Utility Company, LLC, a Delaware limited liability company

Black Hills/Kansas Gas Utility Company, LLC, a Kansas limited liability company

Black Hills/Nebraska Gas Utility Company, LLC, a Delaware limited liability company

Bloomfield Glenns Ferry, Inc., a Virginia corporation

Bloomfield Idaho Management, Inc., a Delaware corporation

Bloomfield Rupert, Inc., a Virginia corporation

Buick Power, LLC, a Delaware limited liability company

Cheyenne Light, Fuel and Power Company, a Wyoming corporation

EIF Investors, Inc., a Delaware corporation

Enserco Energy Inc., a South Dakota corporation

Enserco Midstream, LLC, a South Dakota limited liability company

Generation Development Company, LLC, a South Dakota limited liability company

Glenns Ferry Cogeneration Partners, Ltd., a Colorado limited partnership

Glenns Ferry Management, Inc., a Delaware corporation

Natural/Peoples Limited Liability Company, a Wyoming limited liability company

Rupert Cogeneration Partners, Ltd., a Colorado limited partnership

Rupert Management, Inc., a Delaware corporation

Wyodak Resources Development Corp., a Delaware corporation